SUBSTITUTE POWER OF ATTORNEY

Under the terms of powers of attorney (each, a “Power of Attorney”) previously filed with the U.S. Securities and Exchange Commission, the undersigned, Jeffrey W. Acre was appointed an attorney-in-fact to, among other things, execute for and on behalf of the following individuals any Forms 3, 4 and 5 or any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder:

Christopher Koeppen

Giovanni Barbarossa

Michael L. Dreyer

Patricia Hatter

Lisa Neal-Graves

Shaker Sadasivam

Howard H. Xia

Joseph J. Corasanti

Enrico Digirolamo

In accordance with the authority granted under each Power of Attorney, including the full power of substitution, the undersigned hereby appoints Aaron Wax, Chris Forrester and Yian Huang as substitute attorneys-in-fact, on behalf of the individuals listed above, with the power to exercise and execute all of the powers granted or conferred in the original Power of Attorney. By their signatures as attorneys-in-fact to this Substitute Power of Attorney, Aaron Wax, Chris Forrester and Yian Huang accept such appointment and agree to assume from the undersigned any and all duties and responsibilities attendant to their capacity as attorneys-in-fact.

This Substitute Power of Attorney shall remain in full force and effect until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of March 18, 2025.

Signature: /s/ Jeffrey W. Acre
Name: Jeffrey W. Acre

We accept this appointment and substitution:

Signature: /s/ Aaron Wax
Name: Aaron Wax

Signature: /s/ Chris Forrester
Name: Chris Forrester

Signature: /s/ Yian Huang
Name: Yian Huang